Exhibit 10.1

LEASE MODIFICATION, EXTENSION AND ADDITIONAL SPACE AGREEMENT

LEASE MODIFICATION, EXTENSION AND ADDITIONAL SPACE AGREEMENT (this “Agreement”) dated as of the 27th day of September, 2010 between SLG 810 Seventh Lessee LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and Delcath Systems, Inc., having an office at 810 Seventh Avenue, New York, New York (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain agreement of lease (the “Original Lease”) dated as of February 5, 2010 covering a certain rentable portion of the thirty fifth (35th) floor, designated as Suite 3505 (the “Original Premises”), in that building known as and located at 810 Seventh Avenue, New York, New York (the “Building”), as more particularly described in said Original Lease, under the terms and conditions contained therein, for a term scheduled to expire on September 30, 2017 (the “Expiration Date”); and

WHEREAS, Tenant wishes to, (i) extend the term of the Lease, as modified by this Agreement, for an additional term of approximately three (3) years and one (1) month (the “Extended Term”) to commence as of October 1, 2017 (the “Extended Term Commencement Date”) and to expire on Extended Term Expiration Date (as hereinafter defined) and (ii) in lieu of exercising its rights under Article 51 of the Lease, add to the Original Premises the balance of the rentable portion of the thirty fifth (35th) floor of the Building, designated as Suite 3500, approximately as indicated on the floor plan annexed hereto and made a part hereof as “Exhibit A”, the deemed rentable square foot area of which Tenant acknowledges and agrees solely for purposes of this Agreement shall be 8,691 rentable square feet (the “Additional Space”) for the Additional Space Term (as hereinafter defined); and

WHEREAS, subject to and in accordance with the terms, covenants and conditions of this Agreement, Landlord has agreed to permit Tenant to (i) extend the term of the Lease for the period of the Extended Term and (ii) add the Additional Space to the Original Premises for the period of the Additional Space Term; and

WHEREAS, Tenant and Landlord wish to modify the Original Lease as set forth below, and the Original Lease, as so modified by this Agreement, is hereinafter referred to as the “Lease”. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Lease.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Term.

The term of the Lease for the Original Premises shall be extended under the same terms, covenants and conditions contained in the Original Lease, except to the extent specifically modified by this Agreement, so that the term of the Lease shall expire on the Extended Term Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law.

2. Additional Space.

The Additional Space shall be added to the Original Premises under all the applicable terms and conditions of the Original Lease, except as modified herein, for a term (the “Additional Space Term”) which shall commence on the date (the “A.S. Commencement Date”) which shall be the earlier of:

(a)	the date upon which Landlord’s Work (as hereinafter defined) is deemed to be substantially completed, or

(b)	the date Tenant or anyone claiming by, under or through Tenant first shall occupy any part of the Additional Space (excluding the existing conference room located therein (the “Conference Room”)) for the conduct of Tenant’s business, and shall end on the last day of the second (2nd) calendar month following the month in which the tenth (10th) anniversary of the A. S. Commencement Date occurs or in the event that the A.S. Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the second (2nd) calendar month following which the tenth (10th) anniversary of the A.S. Commencement Date (the “Extended Term Expiration Date”), or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law. As soon as the A.S. Commencement Date and Extended Term Expiration Date are known, Landlord and Tenant shall execute a memorandum prepared by Landlord confirming the same within ten (10) days of written demand therefor, but any failure to execute such a memorandum shall not affect such dates as determined by Landlord. (The “Premises,” as such term is defined in the Original Lease, shall consist of the Additional Space and the Original Premises from and after the A.S. Commencement Date).

3. Condition of the Premises.

3.01 (a) The parties acknowledge that Tenant is currently in occupancy of the Original Premises, has inspected the same and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Original Premises at the Extended Term Commencement Date in its then “as is” condition. Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Original Premises in order to make it suitable and ready for continued occupancy and use by Tenant.

(b) Tenant acknowledges and agrees that: (i) it has inspected the Additional Space, is fully familiar with the physical condition thereof and agrees to accept possession of the Additional Space in its then “as-is” condition as of the A.S. Commencement Date and (ii) Landlord shall have no obligation to do any work in or to the Additional Space in order to make it suitable and ready for occupancy and use by Tenant, except to the extent expressly provided for in this Article 3.

3.02 Landlord shall perform Landlord’s Work (as hereinafter defined) at its sole cost and expense provided, however, that Tenant shall pay to Landlord the sum of $10,000.00 towards the cost of such work upon execution of this Agreement. Landlord shall perform the work set forth on the plans annexed hereto and made a part hereof as Exhibit B (“Landlord’s Work”) in a building standard manner using building standard materials in compliance with all Applicable Laws with reasonable dispatch, subject to delay by causes beyond Landlord’s control or by the action or inaction of Tenant; provided, however, that Tenant acknowledges and agrees that (a) Landlord’s Work will be performed during normal business hours (unless Landlord, in its sole discretion, elects otherwise) while Tenant remains in occupancy of the Original Premises and such work shall not constitute an eviction of Tenant in whole or in part, constructive or actual, and shall not be a ground for any abatement of rent and shall not impose liability on Landlord by reason of any inconvenience, injury to Tenant’s business or otherwise, (b) in order to facilitate the performance by Landlord of Landlord’s Work without delay and/or additional expense to Landlord, Tenant shall promptly upon Landlord request and at Tenant’s sole cost and expense relocate to other areas of the Original Premises all materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment presently located in the Conference Room as reasonably designated by Landlord, (c) until the completion of Landlord’s Work, Landlord, and/or its designated agents, shall be permitted to access the Original Premises and take all materials and equipment into the Original Premises that may be required for the performance of any portion of Landlord’s Work, and (d) Landlord, and/or its designated agents, shall perform Landlord’s Work in reasonable coordination with any work being performed in the Original Premises by or on behalf of Tenant; provided, however, that Tenant and/or Tenant’s designees shall not interfere with or delay the performance of Landlord’s Work or increase the cost for Landlord, and/or its designated agents, to perform the same. Tenant acknowledges and agrees that the performance of Landlord’s Work is expressly conditioned upon compliance by Tenant with all the terms and conditions of the Lease, including payment of Rent.

3.03 Any changes in or additions to Landlord’s Work, which shall be (a) requested by Tenant or Tenant’s designated agents, (b) consented to by Landlord, and (c) made by Landlord, or its agents, shall be paid for by Tenant promptly when billed at the net additional out of pocket cost to Landlord plus 5% for overhead. Any further changes in or additions to the Additional Space after Landlord’s Work has been completed, which shall be (a) requested by Tenant or Tenant’s designated agents,

(b) consented to by Landlord and (c) made by Landlord, shall be paid for by Tenant promptly when billed at cost plus 1 1/4 % for insurance, 5% for overhead and 5% for general conditions. In the event of the failure of Tenant so to pay for said changes or additions, Landlord at its option may consider the cost thereof, plus the above percentages, as Additional Rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

3.04 If Landlord shall be unable to give possession of the Additional Space on or before the A.S. Commencement Date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure. In such event, this Agreement shall stay in full force and effect, without extension of the Additional Space Term. However, the Rent payable hereunder with respect to the Additional Space shall not commence until the Additional Space is available for occupancy by Tenant. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law.

3.05 Landlord’s Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed which do not materially interfere with Tenant’s use of the Additional Space for the conduct of Tenant’s business (collectively, the “Punch List Items”) or (ii) a portion of Landlord’s Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed, provided that Tenant may use the Additional Space for its intended purpose hereunder without material interference as a result of such incomplete work. Landlord hereby agrees that within thirty (30) days after Landlord’s receipt of a written notice from Tenant identifying any purported Punch List Items that require Landlord’s completion, Landlord shall complete said Punch List Items.

3.06 Prior to the A.S. Commencement Date, Tenant shall be permitted access to and use of the Conference Room solely for the purpose of conducting meetings, provided that such access and use by Tenant shall not interfere with or delay the performance by Landlord of Landlord’s Work (or increase the cost to Landlord to perform the same). Such access and use shall be subject to, and in accordance with, all the terms, covenants and conditions of the Lease including, without limitation, the provisions of Articles 8 and 43 thereof. In addition Tenant acknowledges and agrees that (a) Landlord’s Work will be performed during Tenant’s use of the Conference Room during normal business hours (unless Landlord, in its sole discretion, elects otherwise) and that such work shall not constitute an eviction of Tenant in whole or in part, constructive or actual, and shall not be a ground for any abatement of rent and shall not impose liability on Landlord by reason of any inconvenience, injury to Tenant’s business or otherwise, (b) in order to facilitate the performance by Landlord of Landlord’s Work without delay and/or additional expense to Landlord, Tenant shall promptly upon request and at its sole cost and expense relocate to other areas of Conference Room all materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment presently located therein as reasonably designated by Landlord, and (c) until the completion of Landlord’s Work, Landlord, and/or its designated agents, shall be permitted to access the Conference Room and take all materials and equipment into the Conference Room that may be required for the performance of any portion of Landlord’s Work.

4. Fixed Annual Rent, Escalations, and Additional Security for the Additional Space.

4.01 For purposes of this Section, the term “Lease Year 1” shall mean the period from the A.S. Commencement Date through (i) the last day of the month during which the first (1st) annual anniversary of the A.S. Commencement Date occurs, or (ii) in the event that the A.S. Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the first (1st) annual anniversary of the A.S. Commencement Date, and each succeeding “Lease Year” shall mean each successive twelve (12) month period following Lease Year 1 through and including the Extended Term Expiration Date. Tenant shall pay Fixed Annual Rent (excluding electric) for the Additional Space (exclusive of electricity charges) from the A.S. Commencement Date though the Extended Term Expiration Date at the following rates:

(a)	For Lease Years 1 though 5, the sum of Five Hundred Four Thousand Seventy Eight and 00/100 Dollars ($504,078.00) per annum payable in equal monthly installments of Forty Two Thousand Six and 50/100 Dollars ($42,006.50); and

(b)	For Lease Years 6 though 11, the sum of Five Hundred Forty Seven Thousand Five Hundred Thirty Three and 00/100 Dollars ($547,533.00) per annum payable in equal monthly installments of Forty Five Thousand Six Hundred Twenty Seven and 75/100 Dollars ($45,627.75).

4.02 Subject to the provisions hereof, if and so long as Tenant is not in default under the Lease, the first two (2) monthly installment(s) of Fixed Annual Rent (without electricity) accruing under this Agreement in respect of the Additional Space shall be abated by the sum of $42,006.50 per month (for a total abatement of $84,013.00).

4.03 In addition to the payment of Fixed Annual Rent as hereinabove provided, Tenant shall pay Additional Rent for the Additional Space effective as of the A.S. Commencement Date in accordance with all applicable provisions of the Original Lease as the same applies to the Original Premises; provided however, that as of the A.S. Commencement Date: (i) for purposes of Article 32.01(a) of the Lease, the phrase “8,629 square feet” shall be increased by “8,691 square feet” (so that the total square footage of the Premises shall be deemed to be 17,320 square feet), (ii) the term “Tenant’s Share,” as such term is defined in Article 32.01(b)(i), of the Lease, shall be increased by 1.350%, solely with respect to the Additional Space (so that the total Tenant’s Share for the Premises shall be 2.691%), (iii) for purposes of Article 49.02 of the Lease, the phrase “8,629 square feet” shall be increased by “8,691 square feet” (so that the total square footage of the Premises shall be deemed to be 17,320 square feet) and (iv) the term “Percentage,” as such term is defined in Article 49.02(ii) of the Lease, shall be increased by 1.377%, solely with respect to the Additional Space (so that the total Percentage for the Premises shall be 2.744%).

4.04 (a) Upon execution of this Agreement, Tenant shall deposit with Landlord the sum of $462,071.50 as additional security for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement (the “Additional Space Security”). The Additional Space Security shall be held and applied by Landlord in accordance with the provision of Article 31 of the Lease. Landlord and Tenant acknowledge and agree that Landlord is currently holding a letter of credit in the amount of $419,225.58 (the “Existing L/C”). In lieu of a cash deposit, on or before execution of this Agreement, Tenant shall be permitted to deliver to Landlord as and for the Additional Security a clean, irrevocable and unconditional amendment to the Existing L/C, which shall comply and conform in all material respects to the Existing L/C, increasing the amount of the Existing L/C by the amount of the Additional Space Security, such that the total amount of security held by Landlord under the Lease shall be $881,297.08.

(b) Notwithstanding anything contained herein or in the Lease to the contrary, Landlord shall reduce the amount of Additional Space Security required to be maintained by Tenant under Section 4.04(a) of this Agreement (held and applied by Landlord in accordance with the provision of Article 31 of the Lease) by the sum of $210,032.50 (the “Partial Additional Space Security Refund”) to the sum of $252,039.00 provided that: (i) Tenant is not in default of the Lease on the Additional Space Security Reduction Date; (ii) the Tenant first named herein (the “Named Tenant”) or a Related Entity is the Tenant under the Lease at the time of the Additional Premises Security Reduction Date (as hereinafter defined); (iii) Tenant has obtained approval from the US Food and Drug Administration for Tenant’s Percutaneous Hepatic Perfusion technology; and (iv) Tenant (x) has a net worth and ratio of current assets to current liabilities (exclusive of good will), as certified by a reputable unaffiliated certified public accountant calculated in accordance with generally accepted accounting principles, consistently applied, greater than $20,000,000.00, as so certified, and (y) has net operating losses in the most recent consecutive twelve (12) month period, as certified by a reputable unaffiliated certified public accountant in accordance with generally accepted accounting principles, consistently applied, of no greater than $0.00, as so certified, for the fiscal year prior to the date Tenant requests such refund and as of the date Tenant requests such refund. (The date on which all conditions set forth in subsections (i), (ii), (iii) and (iv) above shall be satisfied, shall be referred to as the “Additional Space Security Reduction Date”; provided, however, that the Additional Space Security Reduction Date shall not occur prior the second (2nd) calendar month following the third (3rd) anniversary of the A.S. Commencement Date.) In the event that Tenant is entitled to a reduction of security in accordance with the provisions of this Section 4.04(b), Landlord shall, within thirty (30) days following request by Tenant, which request shall, include evidence reasonably satisfactory to Landlord that all conditions set forth in subsections (i), (ii), (iii) and (iv) above shall be satisfied, execute an appropriate amendment to any letter of credit held by Landlord to confirm such reduction or, in the event that a cash security deposit is held by

Landlord, at Landlord’s election, refund to Tenant the Partial Additional Space Security Refund by either issuing a check or credit against the next installments of Fixed Annual Rent and Additional Rent accruing hereunder from and after the Additional Space Security Reduction Date.

(c) Notwithstanding anything contained herein or in Section 31.02 of the Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that: (i) the Partial Additional Space Security Refund set forth in Section 4.04(b) of this Agreement, shall be in addition to (and not in lieu of) the Partial Security Refunds set forth in Section 31.02 of the Lease, (ii) references to the sum of the Security remaining after the Partial Security Refunds set forth in Section 31.02 of the Lease shall mean and exclude the amount of the Additional Space Security, and (iii) references to the sum of the Additional Space Security remaining after the Partial Additional Space Security Refund shall mean and exclude the amount of the Security set forth in Article 31 of the Lease, it being the intent of the parties hereto that the amount of the Security set forth in Article 31 of the Lease and the Additional Space Security shall constitute total amount of security held by Landlord under the Lease but the amount of the Security set forth in Article 31 of the Lease and the Additional Space Security shall be subject to separate security reduction provisions.

5. Fixed Annual Rent and Escalations for the Original Premises.

5.01 Tenant shall pay Fixed Annual Rent (excluding electric) for the Original Premises from the Extended Term Commencement Date through the Extended Term Expiration Date at the following rates:

(a)	Five Hundred Forty Three Thousand Six Hundred Twenty Seven and 00/100 Dollars ($543,627.00) per annum payable in equal monthly installments of Forty Five Thousand Three Hundred Two and 25/100 Dollars ($45,302.25) for the period from the Extended Term Commencement Date through the Extended Term Expiration Date.

5.02 In addition to the payment of Fixed Annual Rent for the Original Premises as hereinabove provided, Tenant shall continue to pay additional rent, escalations and other charges for the Original Premises from the Extended Term Commencement Date through the Extended Term Expiration Date at the rates and under the conditions set forth in the Lease.

6. Electric Service.

Tenant acknowledges and agrees that electric service shall be supplied to the Additional Space as of the A.S. Commencement Date, and to the Premises as of the Extended Term Commencement Date, on a “submetered basis” in accordance with the provisions of Article 41 of the Lease. Tenant acknowledges and agrees that all repairs to and maintenance of the submeters located in the Premises shall be performed by Tenant at its sole cost and expense.

7. Air Conditioning.

Tenant acknowledges and agrees that air-conditioning service shall be supplied to the Additional Space as of the A.S. Commencement Date, and to the Premises, as of the Extended Term Commencement Date, in accordance with the provisions of Article 35 of the Original Lease.

8. Extension Option.

Article 50 of the Lease (“Extension Option”) shall be deemed not to apply to the Additional Space and Tenant shall not have the right to extend the term of the Lease in respect of only the Additional Space or only the Original Premises pursuant to the provisions of Article 50 of the Lease. Notwithstanding the foregoing, Named Tenant’s Extension Right set forth in Article 50 of the Lease shall be deemed to be and is hereby modified: (i) to apply to the Additional Space and the Original Premises as a single unit only (i.e., Tenant may exercise the extension of term option contained therein only as to both the Original Premises and the Additional Space together, and not merely as to the Original Premises or the Additional Space alone), subject to and in accordance with all other terms and conditions contained in said Article 50, and (ii) the phrase “Expiration Date” in each instance where it appears in said Article shall be deemed to be and is hereby deleted and the phrase “Extended Term Expiration Date” shall be substituted in its place and stead.

9. Miscellaneous Lease Modifications.

Article 51 of the Lease (“Expansion Option”) shall be deemed to be and is hereby deleted in its entirety.

10. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11. Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Additional Space or any matter or thing affecting or relating to the Additional Space except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up,” representation, agreement or information pertaining to the Additional Space or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

12. Effectiveness.

This Agreement shall not be binding upon Landlord and Tenant until executed and delivered by both Landlord and Tenant.

13. Ratification.

Tenant acknowledges and agrees that the Original Lease has not been modified and remains in full force and effect, Landlord has not waived any requirement of the Original Lease, Landlord is not in breach of the Original Lease and Tenant has no claim for any failure of Landlord to perform its obligations under the Original Lease.

14. No Brokers/Indemnification.

Each party represents to the other that such party has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than SL Green Leasing LLC and Cassidy Turley (collectively, the “Brokers”) and each party covenants and agrees to defend, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys’ fees) or liability resulting from the inaccuracy of the foregoing representation by the applicable party. Landlord shall pay commissions due the Brokers in connection with this Agreement, if any, pursuant to the terms of separate agreements between Landlord and each Broker.

15. Miscellaneous.

(a) The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement.

(b) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(c) If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

SLG 810 Seventh Lessee LLC, as Landlord

By:	/s/ Steven M. Durels
	Name:	Steven M. Durels
	Title:	Executive Vice President Director of Leasing and Real Property

Witness:

/s/ Lisa Manning
Name: Lisa Manning
Title: Executive Leasing Assistant

Delcath Systems, Inc., as Tenant

By:	/s/ David McDonald
	Name:	David McDonald
	Title:	Executive Vice President and Chief Financial Officer

Witness:

/s/ Mei Gang
Name: Mei Gang
Title: Executive Assistant

Exhibit A

WEST 52ND STREET
3505
3500
SEVENTH AVENUE
BROADWAY
WEST 53RD STREET
N
SCALE:
0 4' 12' 24' 48'
ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.

810 7TH AVENUE
35TH FLOOR

SL GREEN REALTY CORP.

Exhibit B

WEST 52ND STREET
WEST 53RD STREET
SEVENTH AVENUE
BROADWAY

DEMOLITION PLAN - 35TH FLOOR
SCALE: 1/8" = 1'-0"

TENANT SAFETY NOTES

DEMO PLAN LEGEND/NOTES

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

SL GREEN REALTY CORPORATION
810 SEVENTH AVENUE
35TH FLOOR
NEW YORK CITY, NEW YORK 10019

DEMOLITION PLAN
35TH FLOOR

LE-01

SECTION @ OFFICE FRONT SYSTEM, TYP.
SCALE: 1" = 1'-0"

WEST 52ND STREET
WEST 53RD STREET
SEVENTH AVENUE
BROADWAY
RECEPTION
OFFICE
OPEN AREA
CONF. ROOM
FILE ROOM
PANTRY
GC TO PROVIDE IN-WALL BLOCKING AT EXISTING WALL FOR PLASMA TV. SPEC AND EXACT LOCATION BY TENANT.

CONSTRUCTION PLAN - 35TH FLOOR

SCALE: 1/8" = 1'-0"

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

CONSTRUCTION PLAN LEGEND/NOTES

SL GREEN REALTY CORPORATION
810 SEVENTH AVENUE
35TH FLOOR
NEW YORK CITY, NEW YORK 10019

CONSTRUCTION PLAN
35TH FLOOR

LE-02

WEST 52ND STREET
SEVENTH AVENUE
BROADWAY
WEST 53RD STREET
JUNCTION BOX HEIGHTS

POWER/TEL. PLAN - 35TH FLOOR

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

POWER TELEPHONE PLAN LEGEND/NOTES

SL GREEN REALTY CORPORATION
810 SEVENTH AVENUE
35TH FLOOR
NEW YORK CITY, NEW YORK 10019

POWER AND TELEPHONE PLAN
35TH FLOOR

LE-03

WEST 52ND STREET
SEVENTH AVENUE
BROADWAY
WEST 53RD STREET
ELEVATOR LOBBY
RECEPTION
OFFICE
OPEN AREA
CONF. ROOM

REFLECTED CEILING PLAN - 35TH FLOOR

SCALE: 1/8" = 1'-0"

SECTION @ DUTCHMAN, TYP.

SCALE: NTS

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

REFLECTED CEILING PLAN LEGEND/NOTES

SL GREEN REALTY CORPORATION
810 SEVENTH AVENUE
35TH FLOOR
NEW YORK CITY, NEW YORK 10019

REFLECTED CEILING PLAN
35TH FLOOR

LE-04

WEST 52ND STREET
WEST 53RD STREET
SEVENTH AVENUE
BROADWAY
N

FINISH PLAN - 35TH FLOOR

SCALE: 1/8" = 1'-0"

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

FINISH PLAN LEGEND/NOTES

SL GREEN REALTY CORPORATION
810 SEVENTH AVENUE
35TH FLOOR
NEW YORK CITY, NEW YORK 10019

FINISH PLAN
35TH FLOOR

LE-05